2008 HOVNANIAN ENTERPRISES, INC.

STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

(Performance Option Grant)

Participant:	Date of Grant:

Number of Class B Shares:	Grant Price:

Vesting Schedule:
Date	Number of Shares

Option Termination Date:

1.    Grant of the Option. For valuable consideration, receipt of which is hereby acknowledged, Hovnanian Enterprises, Inc., a Delaware Corporation (The "Company"), hereby grants the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate number of Class B Shares set forth above. This grant is made subject to the terms and conditions of the 2008 Company Stock Incentive Plan (the "Plan"), which Plan is incorporated herein by reference and subject to amendments to the Plan. The purchase price of the Shares subject to the Option (the "Grant Price") shall be the price per Share set forth above. This Option is not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code").

2.    Vesting. In the event that the performance goals set forth in the following sentence are achieved, this Option will vest in accordance with the schedule set forth above, subject to Section 3 of this Agreement. No portion of the Option will vest unless the Committee determines that (i) the Company's EBITDA (as defined below) for the fiscal year ending October 31, 2009 ("FY 2009") is at least $200,000,000 greater than the Company's EBITDA for the fiscal year ended October 31, 2008 ("FY 2008") and (ii) the Company's EBITDA for the fiscal year ending October 31, 2010 ("FY 2010") is at least $300,000,000 greater than the Company's EBITDA for FY 2008. As used herein, "EBITDA" shall mean the Company's consolidated earnings before interest expense, income taxes, depreciation and amortization (but including inventory impairment loss and land

Non-Qualified Stock Option Agreement	Page 1

option write-offs and gain on extinguishment of debt), determined in a manner consistent with the Company's normal practices for quarterly press release financial reporting purposes.

3.	Exercise of Option.
(a)	Period of Exercise.

(i)     In General. The Option must be exercised before the Option Termination Date set forth above (the "Option Termination Date"). The Participant may exercise less than the full installment available to him or her under this Option, but the Participant must exercise this Option in full shares of the Common Stock of the Company. The Participant is limited to ten exercises during the term of this Option.

(ii)    Termination of Employment Other Than Due to Death, Disability or Retirement. If, prior to the Option Termination Date, the Participant ceases to be employed by the Company or a subsidiary thereof (otherwise than by reason of death, Disability or Retirement, the nonvested portion of the Option shall be canceled and the vested portion of the Option, to the extent not previously exercised, shall remain exercisable until the earlier of (a) the Option Termination Date and (b) the sixtieth (60th) day after the date of cessation of employment, and thereafter all Options, to the extent not previously exercised, shall terminate together with all other rights hereunder. This Option shall be wholly void and of no effect after the Option Termination Date. For purposes of this Agreement, "Disability" shall mean disability within the meaning of Section 22(e)(3) of the Code, and "Retirement" shall mean termination of employment on or after age 60, or on or after age 58 with at least 15 years of "Service" to the Company and its Subsidiaries immediately preceding such termination of employment. For this purpose, "Service" means the period of employment immediately preceding Retirement, plus any prior periods of employment with the Company and its Subsidiaries of one or more years' duration, unless they were succeeded by a period of non-employment with the Company and its Subsidiaries of more than three years' duration.

(iii)   Termination of Employment Due to Death. If, prior to the Option Termination Date, the Participant ceases to be employed by the Company or a subsidiary thereof due to the Participant's death, the Option, to the extent not previously vested and exercised, shall immediately become fully vested and exercisable and remain exercisable until the earlier of (i) the Option Termination Date and (ii) the first anniversary of the Participant's death, and thereafter all Options, to the extent not previously exercised, shall terminate together with all other rights hereunder. During such time, the Option will be exercisable by the person or persons to whom the Participant's rights under the Option shall pass by will or by the applicable laws of descent and distribution.

(iv)   Termination of Employment Due to Disability. If prior to the Option Termination Date the Participant ceases to be employed by the Company or a subsidiary thereof by reason of Disability, the Option, to the extent not previously vested and exercised, shall immediately become fully vested and exercisable and shall remain exercisable until the earlier of (i) the Option Termination Date and (ii) the first anniversary of the date of cessation of employment due to Disability, by the Participant or his or her designated personal representative on the Participant's behalf, and thereafter all Options, to the extent not previously exercised, shall terminate together with all other rights hereunder.

Non-Qualified Stock Option Agreement	Page 2

(v)    Termination of Employment Due to Retirement. If prior to the Option Termination Date the Participant ceases to be employed by the Company or a subsidiary thereof due to Participant's Retirement, the Option, to the extent not previously vested and exercised, shall immediately become fully vested and exercisable and remain exercisable until the earlier of (i) the Option Termination Date and (ii) the first anniversary of the Participant's Retirement, and thereafter all Options, to the extent not previously exercised, shall terminate together with all other rights hereunder.

(vi)   Failure to Achieve Performance Goals. In the event that the Committee determines that the Company has failed to achieve its EBITDA performance goals for either or both of FY 2009 or FY 2010 as set forth under Section 2, then the entire Option shall terminate together with all other rights hereunder.

(b)  Method of Exercise. Subject to the provisions of the Plan, this Option may be exercised by written notice to the Company stating the number of shares with respect to which it is being exercised and accompanied by payment of the Option Price (a) by certified or bank cashier's check payable to the order of the Company in New York Clearing House Funds, (b) by surrender or delivery to the Company of shares of its Common Stock that have been held by the Participant for at least six months (or such other period of time as may be determined by the Board of Directors), or (c) in any other form acceptable to the Company together with payment or arrangement for payment of any federal income or other tax required to be withheld by the Company. As soon as practical after receipt of such notice and payment, the Company, shall, without transfer or issue tax or other incidental expense to the Participant, deliver to the Participant at the offices of the Company at 110 West Front Street, Red Bank, New Jersey, or such other place as may be mutually acceptable, or, at the election of the Company, by first-class insured mail addressed to the Participant at his or her address shown in the employment records of the Company or at the location at which he or she is employed by the Company or a subsidiary, a certificate or certificates for previously unissued shares or reacquired shares of its Common Stock as the Company may elect.

(c)	Delivery.

(i)     The Company may postpone the time of delivery of certificates for shares of its Common Stock for such additional time as the Company shall deem necessary or desirable to enable it to comply with the listing requirements of any securities exchange upon which the Common Stock of the Company may be listed, or the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934 or any Rules or Regulations of the Securities and Exchange Commission promulgates thereunder or the requirements of applicable state laws relating to authorization, issuance or sale of securities.

(ii)    If the Participant fails to accept delivery of the shares of Common Stock of the Company upon tender of delivery thereof, his or her right to exercise this Option with respect to such undelivered shares may be terminated by the Company.

4.    Adjustments Upon Certain Events. Subject to the terms of the Plan, in the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, amalgamation, spin-off or combination transaction or exchange of Shares or other similar events (collectively, an "Adjustment Event"), the Committee shall, in its sole discretion, make an appropriate and equitable adjustment in the number of Shares subject to this Agreement to reflect such Adjustment Event. Any such adjustment made by the

Non-Qualified Stock Option Agreement	Page 3

Committee shall be final and binding upon the Participant, the Company and all other interested persons.

5.    No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Participant, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

6.    No Acquired Rights. In participating in the Plan, the Participant acknowledges and accepts that the Board has the power to amend or terminate the Plan, to the extent permitted thereunder, at any time and that the opportunity given to the Participant to participate in the Plan is entirely at the discretion of the Committee and does not obligate the Company or any of its Affiliates to offer such participation in the future (whether on the same or different terms). The Participant further acknowledges and accepts that such Participant's participation in the Plan is not to be considered part of any normal or expected compensation and that the termination of the Participant's employment under any circumstances whatsoever will give the Participant no claim or right of action against the Company or its Affiliates in respect of any loss of rights under this Agreement or the Plan that may arise as a result of such termination of employment.

7.    No Rights of a Shareholder. The Participant shall not have any rights or privileges as a shareholder of the Company until the Shares in question have been registered in the Company's register of shareholders.

8.    Legend on Certificates. Any Shares issued or transferred to the Participant pursuant to Section 3 of this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant, and the Committee may cause a legend or legends to be put on any certificates representing such Shares to make appropriate reference to such restrictions.

9.    Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing, a Participant may transfer this option in whole or in part by gift or domestic relations order to a family member of the Participant (a "Permitted Transferee") and, following any such transfer such option or portion thereof shall be exercisable only by the Permitted Transferee, provided that no such option or portion thereof is transferred for value, and provided further that, following any such transfer, neither such option or any portion thereof nor any right hereunder shall be transferable other than to the Participant or otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process. For purposes of this paragraph, "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets and any

Non-Qualified Stock Option Agreement	Page 4

other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 9 shall be void and unenforceable against the Company or any Affiliate.

10.  Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any transfer due under this Agreement or under the Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any transfer under this Agreement or under the Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Notwithstanding the foregoing, if the Participant's employment with the Company terminates prior to the transfer of all of the Shares under this Agreement, the payment of any applicable withholding taxes with respect to any further transfer of Shares under this Agreement or the Plan shall be made solely through the sale of Shares equal to the statutory minimum withholding liability.

11.	Non-Solicitation Covenants.

(a)  The Participant acknowledges and agrees that, during the Participant's employment with the Company and its Affiliates and upon the Participant's termination of Employment with the Company and its Affiliates for any reason, for a period commencing on the termination of such Employment and ending on the second anniversary of such termination, the Participant shall not, whether on Participant's own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly:

(i)     solicit any employee of the Company or its Affiliates with whom the Participant had any contact during the last two years of the Participant's employment, or who worked in the same business segment or division as the Participant during that period to terminate employment with the Company or its Affiliates;

(ii)    solicit the employment or services of, or hire, any such employee whose employment with the Company or its Affiliates terminated coincident with, or within twelve (12) months prior to or after the termination of Participant's employment with the Company and its Affiliates;

(iii)   directly or indirectly, solicit to cease to work with the Company or its Affiliates any consultant then under contract with the Company or its Affiliates.

(b)  It is expressly understood and agreed that although the Participant and the Company consider the restrictions contained in this Section 11 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or any other restriction contained in this Agreement is an unenforceable restriction against the Participant, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

Non-Qualified Stock Option Agreement	Page 5

12.  Specific Performance. The Participant acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 11 would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, the Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

13.  Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

14.  Option Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15.  Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

HOVNANIAN ENTERPRISES, INC.
By:

PARTICIPANT

By:

Non-Qualified Stock Option Agreement	Page 6